CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges              EXHIBIT (12) (i)

                                                                        2004
                                                              ------------------------
                                                              3 Months       12 Months
                                                                Ended          Ended
                                                               Dec. 31        Dec. 31
                                                              ---------      ---------
     Earnings: ($000)
A.       Net Income from Continuing Operations (2)            $   9,487      $  42,423
B.       Federal and State Income Tax                             6,130         31,256
                                                              ---------      ---------
C.       Earnings before Income Taxes                         $  15,617      $  73,679
                                                              =========      =========
D.       Fixed Charges
              Interest on Mortgage Bonds                              0              0
              Interest on Other Long-Term  Debt                   3,052         11,488
              Other Interest                                      1,008          5,613
              Interest Portion of Rents                             291          1,192
              Amortization of Premium & Expense on Debt             257          1,066
              Preferred Stock Dividends of Central Hudson           378          1,591
                                                              ---------      ---------
                             Total Fixed Charges              $   4,986      $  20,950
                                                              =========      =========

E.       Total Earnings                                       $  20,603      $  94,629
                                                              =========      =========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
               Under IRC Sec 247                              $     242      $     970
G.       Less Allowable Dividend Deduction                          (31)          (127)
                                                              ---------      ---------
H.       Net Subject to Gross-up                                    211            843
I.       Ratio of Earnings before Income
              Taxes to Net Income (C/A)                           1.646          1.737
                                                              ---------      ---------
J.       Preferred Dividend (Pre-tax) (H x I)                       347          1,464
K.       Plus Allowable Dividend Deduction                           31            127
                                                              ---------      ---------
L.       Preferred Dividend Factor                                  378          1,591
                                                              =========      =========

M.       Ratio of Earnings to Fixed Charges (E/D)                  4.13           4.52
                                                              =========      =========
                                                                                     Year Ended December 31,
                                                            ------------------------------------------------------------------------

                                                                                               (1)
                                                               2003             2002           2001          2000           1999
                                                            ---------        ---------      ---------      ---------      ---------
     Earnings: ($000)
A.       Net Income from Continuing Operations (2)          $  43,985        $  36,453      $  50,835      $  50,973      $  48,573
B.       Federal and State Income Tax                          30,435           22,294         (3,338)        38,215         28,925
                                                            ---------        ---------      ---------      ---------      ---------
C.       Earnings before Income Taxes                       $  74,420        $  58,747      $  47,497      $  89,188      $  77,498
                                                            =========        =========      =========      =========      =========
D.       Fixed Charges
              Interest on Mortgage Bonds                          570            2,136          5,211         11,342         13,057
              Interest on Other Long-Term  Debt                10,699            9,819         10,446         12,864         11,094
              Other Interest                                    9,828(3)        11,659         12,837          9,303          5,640
              Interest Portion of Rents                         1,040              749            801            962            993
              Amortization of Premium & Expense on Debt         1,159            1,249          1,350          1,170            993
              Preferred Stock Dividends of Central Hudson       2,259            3,405          3,026          5,556          5,078
                                                            ---------        ---------      ---------      ---------      ---------
                             Total Fixed Charges            $  25,555        $  29,017      $  33,671      $  41,197      $  36,855
                                                            =========        =========      =========      =========      =========

E.       Total Earnings                                     $  99,975        $  87,764      $  81,168      $ 130,385      $ 114,353
                                                            =========        =========      =========      =========      =========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
               Under IRC Sec 247                            $   1,387(3)     $   2,161      $   3,230      $   3,230      $   3,230
G.       Less Allowable Dividend Deduction                       (127)            (127)          (127)          (127)          (127)
                                                            ---------        ---------      ---------      ---------      ---------
H.       Net Subject to Gross-up                                1,260            2,034          3,103          3,103          3,103
I.       Ratio of Earnings before Income
              Taxes to Net Income (C/A)                         1.692            1.612          0.934          1.750          1.595
                                                            ---------        ---------      ---------      ---------      ---------
J.       Preferred Dividend (Pre-tax) (H x I)                   2,132            3,278          2,899          5,429          4,951
K.       Plus Allowable Dividend Deduction                        127              127            127            127            127
                                                            ---------        ---------      ---------      ---------      ---------
L.       Preferred Dividend Factor                              2,259            3,405          3,026          5,556          5,078
                                                            =========        =========      =========      =========      =========

M.       Ratio of Earnings to Fixed Charges (E/D)                3.91             3.02           2.41           3.16           3.10
                                                            =========        =========      =========      =========      =========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income includes preferred stock dividends of Central Hudson.

(3) Reflects SFAS No. 150 entitled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.